EXHIBIT 15

July 28, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated July 28, 2015 on our review of interim financial information of Barnes Group Inc. for the three-month and six-month periods ended June 30, 2015 and June 30, 2014 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2015 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-196013, 333-133597, 333-150741, 333-166975 and 333-179643).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Hartford, Connecticut